                                                                    Exhibit 23.2



                         [LETTERHEAD OF ARTHUR ANDERSEN]


Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 5, 2000 (except with respect to the matter discussed in Note 15 as to which the date is September 22, 2000) included in Alexion Pharmaceuticals, Inc.'s Form 10-K for the year ended July 31, 2000 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

Hartford, Connecticut
July 19, 2001